Exhibit 99.3

Assets Under Management

JUNE 30, 2026

MetLife Investment Management[1] serves institutional investors, investment consultants, and intermediaries globally by combining deep specialist expertise with the strength and scale of a global platform. We are built for conviction: our experienced investment teams are accessible, accountable and actively engaged in creating investment solutions for clients. This allows us to deliver thoughtful, tailored portfolios rather than standardized capabilities. Our history of managing assets, including MetLife's own general account, shapes our disciplined approach to risk and portfolio construction. By combining specialist expertise, local insight and institutional strength, we aim to deliver differentiated, risk-aware investment solutions.

Total Assets Under Management[2]

By Core Capability


$748.1B
55%
20%
14%
6%
3%
2%
Public Fixed Income
Private Fixed Income
Real Estate
Equity
Alternatives
Multi-Asset Solutions

By Region


$748.1B
72%
22%
6%
Americas
Asia Pacific
Europe, Middle East & Africa

Representative Capabilities[3]

Public Fixed Income

Short Duration
Investment Grade
Opportunistic
Investment Grade
Core-Based
Corporate
Long Duration/Liability-Driven Investment
Core Insurance
Leveraged Finance
High Yield
Bank Loans
Collateralized Loan Obligations
Emerging Markets
Investment Grade
Sovereign
Corporate
Blended
Asia
Japan
Asia Investment Grade
Asia High Yield
Asia Local Currency
Multi-Sector
Index Strategies
Sustainable & Transition Finance

Equity

Global Equity
Global Focus
Emerging Markets
Global Index
U.S. Equity
U.S. Small Cap
U.S. Small-Mid Cap
U.S. Research Enhanced
U.S. Index
Asia Equity
Japan All Cap
Asia ex Japan All Cap
Jurisdiction Specific (China, Hong Kong S.A.R., India, Malaysia, Singapore, Taiwan)

Private Fixed Income

Corporate Private Credit
Investment Grade
High Yield
Infrastructure Debt
Investment Grade
High Yield
Private Asset Based Finance
Residential Credit
Residential Whole Loans
Single Family Rental Financing
Sustainable & Transition Finance

Alternatives

Middle Market Direct Lending
Senior Debt
Junior Debt
Private Equity

Real Estate

U.S. Debt
U.S. Core
U.S. Core Plus
U.S. Value-Add Opportunistic
U.S. Equity
U.S. Core Equity
U.S. Core Plus Equity
U.S. Value-Add Opportunistic
European Equity
Agricultural Mortgage Loans

Multi-Asset

Total Return
Absolute Return
Relative Return

Insurance Solutions[4]

ALM/Asset Modeling
Customized Portfolio Solutions
Derivatives Solutions
Portfolio Optimization
Portfolio Construction
Strategic & Tactical Asset Allocation

Institutional Client Assets Under Management[5] — $320.5 Billion

By Client Segment	$ in Billions
Insurance	$ 125.9
Pension	$ 89.9
Intermediary (including Sub-Advisory)	$ 64.0
Sovereign Wealth Fund	$ 12.3
Other[6]	$ 28.4

MetLife Investment Management

Explanatory Note The following information is relevant to an understanding of our assets under management ("AUM") managed or advised by MetLife Investment Management, LLC and certain of its affiliates ("MIM"). MIM is MetLife, Inc.'s institutional asset management business. Our definitions may differ from those used by other companies. Total Assets Under Management (“Total AUM”) is comprised of MIM GA AUM plus Institutional Client AUM (each, as defined below). MIM General Account AUM (“MIM GA AUM”) is used by MetLife to describe the portion of GA AUM (as defined below) that MIM manages or advises. General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account ("GA") investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, certain contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate and real estate joint ventures and include them as commercial mortgage loans. Institutional Client AUM is comprised of SA AUM plus Reinsurance AUM plus TP AUM (each, as defined below). MIM manages or advises Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement. Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios, which are managed or advised by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. Reinsurance AUM is comprised of GA assets subject to ceded reinsurance arrangements with third parties and joint ventures, which are managed or advised by MIM and are generally included in MetLife, Inc.'s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. Third-Party AUM (“TP AUM”) is comprised of non-proprietary assets managed or advised by MIM on behalf of unaffiliated/third-party clients, which are stated at estimated fair value, as well as accrued investment income on such assets. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements. Additional information about MetLife’s GA investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended June 30, 2026, which may be accessed through MetLife’s Investor Relations web page (https://investor.metlife.com). Neither MetLife, Inc.’s quarterly financial materials, nor any other information from the MetLife website, is a part of or incorporated by reference into this Total AUM Fact Sheet. Cautionary Statement on Forward-Looking Statements The forward-looking statements in this fact sheet, using words such as "aim," are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife's future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements. 10-27 4948020-[MIM, LLC (US)] © 2026 MetLife Investment Management Footnotes 1See Explanatory Note. MIM acquired PineBridge Investments on December 30, 2025. 2As of June 30, 2026. At estimated fair value. Excludes $15.1 billion of General Account AUM that are not managed or advised by MIM. See Explanatory Note. 3These Representative Capabilities are available from MIM and PineBridge Investments. Not all capabilities are available through all legal entities or in all jurisdictions. Further information can be found on the MIM website (https://investments.metlife.com). 4Represents advisory services which are not reflected in Total Assets Under Management. 5As of June 30, 2026. At estimated fair value. Includes $19.5 billion, $18.8 billion and $282.2 billion of Separate Account AUM, Reinsurance AUM and Third- Party AUM, respectively. At June 30, 2026, certain balances that were previously included in Third-Party AUM were reclassified to exclude them from Third- Party AUM and include them as Separate Account AUM. See Explanatory Note. 6Includes health service organizations, endowments, foundations, non-profits, family office, high net worth, fund of funds, funds, retail, supranationals and central authorities.